                         [FORM OF STOCK CERTIFICATE]              Exhibit 4(i)




                        AMERICAN STANDARD COMPANIES INC.


Common Stock

Incorporated under the laws
of the State of Delaware

See reverse side for certain definitions
See legend on reverse side

Number                              CUSIP                         _______ Shares

                 This is to certify that

________________________________________________________________________________


is the Owner of _____________________ fully-paid and non-assessable shares of the Common Stock of American Standard Companies Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation of the Corporation (a copy of which is on file with the Transfer Agent) and any and all lawful amendments thereof. This certificate is not valid until countersigned by the Transfer Agent or Transfer Clerk and registered by the Registrar. Witness the signatures of the duly authorized officers of the Corporation.

Chairman, President and Chief              Acting Secretary:
Executive Officer:

_____________________________              _________________________
Emmanuel A. Kampouris                      Richard A. Kalaher

Dated:


Countersigned and Registered:
Citibank, N.A.
Transfer Agent and Registrar


By:_________________________

Authorized officer

AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. will furnish without charge to each stockholder who so requests a statement of the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof which American Standard Companies Inc. is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of American Standard Companies Inc. at P.O. Box 6820, One Centennial Avenue, Piscataway, N.J. 08855-6820.


ABBREVIATIONS USED ON FACE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though the phrases for which they stand were written out in full according to applicable laws or regulations:


TEN COM  as tenants in common

TEN ENT  as tenants by the entirety(ies)

JT TEN as joint tenants with right of survivorship and not as tenants in common

CUST_____________         _________________ as Custodian for
                             (Custodian)
                          _________________ under Uniform Gifts
                               (Minor)

UNIF GIFT MIN ACT ________  to Minors Act of _________________
                                                 (State)

Additional abbreviations may also be used though not in the above list.


For value received, __________________ hereby sell, assign and transfer unto
______________________________________________________________________________
(Please print or typewrite name and address, including zip code of assignee) shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________

________________________________________________________________________________
Social security or other identifying number of assignee



X_______________________________________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.


________________________________________________________________________________
This space must not be covered in any way


This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between American Standard Companies Inc. (the "Corporation") and Citibank, N.A., dated as of January 5, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Issued to an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) may be null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.





                                       3